EXHIBIT 4.7(a)

                            AMENDED FINANCE AGREEMENT



                                  by and among





                 WELLS FARGO FINANCIAL PREFERRED CAPITAL, INC.,





                                       AND





                             COASTAL CREDIT, L.L.C.











                              Dated April 16, 2001

                                   $60,000,000
                                                        iii
                                                 TABLE OF CONTENTS

                                                                            Page


ARTICLE 1 DEFINITIONS..........................................................1
  Section 1.1          Certain Definitions.....................................1

  Section 1.2          Rules of Construction...................................9

ARTICLE 2 THE REVOLVING CREDIT FACILITY........................................9
  Section 2.1          The Loan................................................9

  Section 2.2          The Note...............................................10

  Section 2.3          Method of Payment......................................10

  Section 2.4          Extension and Adjustment of Termination Date...........10

  Section 2.5          Use of Proceeds........................................10

  Section 2.6          Interest...............................................11

  Section 2.7          Advances...............................................12

  Section 2.8          Prepay.................................................13

  Section 2.9          Fees...................................................13

ARTICLE 3 SECURITY............................................................14
  Section 3.1          Security Interest......................................14

  Section 3.2          Financing Statements...................................14

  Section 3.3          Documents to be Delivered to WFFPC.....................14

  Section 3.4          Collections............................................15

  Section 3.5          Additional Rights of WFFPC; Power of Attorney..........15

ARTICLE 4 REPRESENTATIONS AND WARRANTIES......................................16
  Section 4.1          Representations and Warranties as to Receivables.......17

  Section 4.2          Organization and Good Standing.........................18

  Section 4.3          Perfection of Security Interest........................18

  Section 4.4          No Violations..........................................18

  Section 4.5          Power and Authority....................................19

  Section 4.6          Validity of Agreements.................................19

  Section 4.7          Litigation.............................................19

  Section 4.8          Compliance.............................................19

  Section 4.9          Accuracy of Information; Full Disclosure...............19

  Section 4.10         Taxes..................................................20

  Section 4.11         Indebtedness...........................................20

  Section 4.12         Investments............................................20

  Section 4.13         ERISA..................................................20

  Section 4.14         Hazardous Wastes.......................................20

  Section 4.15         Solvency...............................................21

  Section 4.16         Business Location......................................21

  Section 4.17         Membership Units.......................................21

  Section 4.18         No Extension of Credit for Securities..................21

  Section 4.19         Year 2000 Compliance...................................22


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


ARTICLE 5 CONDITIONS TO LOAN..................................................22
  Section 5.1          Documents to be Delivered to WFFPC
                        Prior to First Advance................................22

  Section 5.2          Conditions to all Advances.............................24

ARTICLE 6 BORROWER'S AFFIRMATIVE COVENANTS....................................24
  Section 6.1          Borrower's Place of Business and Books and Records.....24

  Section 6.2          Reporting-Requirements.................................24

  Section 6.3          Borrower's Books and Records...........................25

  Section 6.4          Financial Covenants....................................26

  Section 6.5          Compliance With Applicable Law.........................26

  Section 6.6          Notice of Default......................................27

  Section 6.7          Corporate Existence....................................27

  Section 6.8          Payment of Indebtedness; Taxes.........................27

  Section 6.9          Notice Regarding Any Plan..............................28

  Section 6.10         Other Information......................................28

  Section 6.11         Litigation.............................................28

  Section 6.12         Business Location......................................28

  Section 6.13         Operations.............................................28

ARTICLE 7 NEGATIVE COVENANTS..................................................29
  Section 7.1          Payments to and Transactions with Affiliates...........29

  Section 7.2          Restricted Payments....................................29

  Section 7.3          Indebtedness...........................................29

  Section 7.4          Guaranties.............................................29

  Section 7.5          Nature of Business.....................................30

  Section 7.6          Negative Pledge........................................30

  Section 7.7          Investments and Acquisitions...........................30

  Section 7.8          Compliance with Formula................................30

  Section 7.9          Mergers, Sales, Divestitures...........................30

  Section 7.10         Use of Proceeds........................................30

  Section 7.11         Ownership and Management...............................30

  Section 7.12         Amendment to Subordinated Debt.........................30

ARTICLE 8 EVENTS OF DEFAULT...................................................31
  Section 8.1          Failure to Make Payments...............................31

  Section 8.2          Information............................................31

  Section 8.3          Financial and Negative Covenants.......................31

  Section 8.4          Covenants and Agreements...............................31

  Section 8.5          Collateral.............................................31

  Section 8.6          Defaults Under Other Agreements........................32

  Section 8.7          Certain Events.........................................32

  Section 8.8          Possession of Collateral...............................33

  Section 8.9          Credit Documents.......................................33

ARTICLE 9 REMEDIES OF WFFPC AND WAIVER........................................33
  Section 9.1          WFFPC's Remedies.......................................33

  Section 9.2          Waiver and Release by the Borrower.....................34

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


  Section 9.3          No Waiver..............................................34

ARTICLE 10 MISCELLANEOUS......................................................34
  Section 10.1         Indemnification and Release Provisions.................34

  Section 10.2         Amendments and Applicable Law..........................35

  Section 10.3         Notices................................................35

  Section 10.4         Termination and Release................................35

  Section 10.5         Counterparts...........................................36

  Section 10.6         Costs, Expenses and Taxes..............................36

  Section 10.7         Successors and Assigns.................................36

  Section 10.8         Effectiveness of Agreement.............................36

  Section 10.9         JURISDICTION AND VENUE.................................36

  Section 10.10        WAIVER OF JURY TRIAL...................................37

  Section 10.11        REVIEW BY COUNSEL......................................37

  Section 10.12        [Intentionally Omitted]................................37

  Section 10.13        Acknowledgment of Receipt..............................37

  Section 10.14        Rule of Construction...................................37

                            AMENDED FINANCE AGREEMENT

     This AMENDED FINANCE AGREEMENT is made as of the ___ day of March, 2001, by and among COASTAL CREDIT, L.L.C. ("Borrower"), a Virginia limited liability with its principal office located at 3852 Virginia Beach Boulevard, Virginia Beach, Virginia 23452, and WELLS FARGO FINANCIAL PREFERRED CAPITAL, INC. ("WFFPC"), an Iowa corporation with its principal office located at 206 Eighth Street, Des Moines, Iowa 50309.

                                   BACKGROUND

     WFFPC and the Borrower have entered into a certain Finance Agreement, dated as of September 14, 1998, pursuant to which WFFPC established a revolving credit facility in favor of the Borrower on and subject to the terms and conditions set forth therein. The Borrower has requested that WFFPC extend the Termination Date as defined in the Finance Agreement from September 30, 2001 until December 31, 2004. The Lender has agreed to so extend the Termination Date, by amending the Finance Agreement on and subject to the terms and conditions set forth herein.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties covenant and agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

     Section 1.1 Certain Definitions. The terms defined in this Section 1.1, whenever used and capitalized in this Finance Agreement shall, unless the context otherwise requires, have the respective meanings herein specified.

     "Advance"  means each advance of the Loan made to the Borrower  pursuant to
Section 2.1 hereof.

     "Affiliate" means (i) any person who or entity which directly or indirectly owns, controls or holds 5% or more of the outstanding beneficial interest in Borrower; (ii) any entity of which 5% or more of the outstanding beneficial interest is directly or indirectly owned, controlled, or held by Borrower; (iii) any entity which directly or indirectly is under common control with Borrower;
(iv) any officer, director, partner or employee of Borrower or any Affiliate; or
(v) any immediate family member of any person who is an Affiliate. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract, or otherwise.

     "Agreement" means this Finance Agreement and all exhibits and schedules hereto, as the same may be amended, modified or supplemented from time to time.

     "Availability Statement" means the certificate in substantially the form of Exhibit B hereto to be submitted by the Borrower to WFFPC in accordance with the provisions of Section 2.1 and Section 3.3 hereof.

     "Bankruptcy   Code"  means  the  United  States   Bankruptcy  Code  as  now
constituted or hereafter amended and any similar statute or law affecting the rights of debtors.

     "Base Rate" means for any date of determination the LIBOR Rate for such date.

     "Books and Records" means all of the Borrower's original ledger cards, payment schedules, credit applications, contracts, lien and security instruments, guarantees relating in any way to the Collateral and other books and records or transcribed information of any type, whether expressed in electronic form in tapes, discs, tabulating runs, programs and similar materials now or hereafter in existence relating to the Collateral.

     "Borrower" means Coastal Credit, L.L.C., a Virginia limited liability company, and its respective successors and assigns.

     "Borrower's  Loan Account" has the meaning assigned to that term in Section
2.1 of this Agreement.

     "Borrowing Base" means, as of the date of determination, an amount up to 84% of the aggregate balance of outstanding Eligible Receivables net of unearned interest, fees, commissions and discounts.

     "Business Day" means any day except a Saturday, Sunday or other day on which national banks are authorized by law to close including, without limitation, United States federal government holidays.

     "Capital Base" means the sum of the Borrower's Tangible Net Worth, net of the amount required as Allowance for Loan Losses under Section 6.4(c) hereof or to be charged-off under Section 6.4(e) hereof, plus Subordinated Debt.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time, and regulations with respect thereto in effect from time to time.

     "Collateral" means

     (i) All of the Borrower's Receivables, now owned or existing or hereafter arising or acquired;

     (ii) All collateral, security and guaranties now or hereafter in existence for any Receivables;

     (iii)All insurance related to any Receivables, to any collateral or security for any Receivables or to any obligor in respect of any Receivables and all proceeds of such insurance (including, without limitation, all non-filing insurance, credit insurance and credit life insurance related to any Receivables, to any collateral or security for any Receivables, or to any obligor in respect of any Receivables and all proceeds of such insurance);

     (iv) All of the Borrower's Books and Records related to any Receivables including all computers and computer related equipment, tapes and software;

     (v) All notes, drafts, deposit accounts, acceptances, documents of title, deeds, policies and policies or certificates of insurance (including without limitation credit insurance, credit life insurance, non-filing insurance and title insurance) and securities (domestic and foreign) now or hereafter owned by the Borrower or in which Borrower has or at any time acquires an interest in connection with any Receivables;

     (vi) All of the Borrower's Accounts, Documents, Instruments, General Intangibles and Chattel Paper as defined in Section 1.2(b) of this Agreement, now owned or existing or hereafter arising or acquired, and all payment obligations owed to the Borrower, now owned or existing or hereafter arising or acquired; together with all collateral, security and guaranties now or hereafter in existence for any of the foregoing; and

     (vii) All cash and non-cash proceeds of all the foregoing.

     "Collections" means payment of principal, interest and fees on Receivables, the cash and non-cash proceeds realized from the enforcement of such Receivables and any security therefor, or the Collateral, proceeds of credit, group life or non-filing insurance, or proceeds of insurance on any real or personal property which is part of the collateral for the Receivables.

     "Commitment" means the maximum principal amount which WFFPC has agreed may be loaned to the Borrower, jointly and severally, pursuant to Article 2 hereof, being, on the date hereof, $60,000,000.00.

     "Consumer Finance Laws" means all applicable laws and regulations, federal, state and local, relating to the extension of consumer credit, and the creation of a security interest in personal property or a mortgage in real property in connection therewith, as the case may be, and laws with respect to protection of consumers' interests in connection with such transactions, including without limitation, any usury laws, the Federal Consumer Credit Protection Act, the Federal Fair Credit Reporting Act, RESPA, the Magnuson-Moss Warranty Act, the Federal Trade Commission's Rules and Regulations and Regulations B and Z of the Federal Reserve Board, as any of the foregoing may be amended from time to time.

     "Consumer Purpose Loans" means loans to one or more individuals the proceeds of which are used to purchase goods, services or merchandise for personal, household or family use.

     "Credit Documents" means this Agreement, the Note, the Subordination Agreement(s), the Custodian Agreement(s) and any and all additional documents, instruments, agreements and other writings executed and delivered pursuant to or in connection with this Agreement.

     "Custodian Agreement" means that certain Custodian Agreement dated of even date herewith by and between WFFPC, the Borrower, and an individual custodian, substantially in the form attached hereto as Exhibit C, as the same may be amended, modified, restated or extended from time to time.

     "Debt" means, as of the date of determination, all outstanding indebtedness (other than deferred loan origination fees of the Borrower) including without limitation (a) all loans made by WFFPC to the Borrower; (b) accounts payable as of the date of determination; (c) income tax liabilities; (d) mortgages; (e) deposits and debenture instruments; and (f) Subordinated Debt.

     "Default" means an event, condition or circumstance which, with the giving of notice or the passage of time, or both, would constitute an Event of Default.

     "EBITDA Ratio" means Borrower's earnings before payments of interest, taxes, depreciation and amortization expense for the twelve month period ending on the date of determination as a percent of interest expense during such twelve month period in accordance with GAAP principles pursuant to Section 6.4 of this Agreement.

     "Eligible Receivables" means, as of the date of determination, Receivables (net of unearned interest and unearned discount or insurance premiums and commissions thereon) which are Chattel Paper, which conform to the warranties set forth in Section 4.1 hereof, in which WFFPC has a validly perfected first priority Lien, and which are not any of the following: (i) Receivables for which a payment is 90 or more days past due on a contractual basis; (ii) Receivables which have been deferred more than two times during any rolling 12-month period based on the origination date of the contract, or more than six times over the contract term; (iii) Receivables subject to foreclosure, repossession or bankruptcy proceedings or the account debtor with respect to which is a debtor under the Bankruptcy Code; (iv) Receivables from officers, employees or shareholders of the Borrower or any Affiliate; (v) Interest Only Accounts; (vi) Receivables missing titles after 120 days from their origination date; and (vii) Receivables which, in WFFPC's reasonable discretion, do not constitute acceptable collateral.

     "Environmental Control Statutes" means any federal, state, county, regional or local laws governing the control, storage, removal, spill, release or discharge of Hazardous Substances, including without limitation CERCLA, the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and the Hazardous and Solid Waste Amendments of 1984, the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1976, the Hazardous Materials Transportation Act, the Emergency Planning and Community Right to Know Act of 1986, the National Environmental Policy Act of 1975, the Oil Pollution Act of 1990, any similar or implementing state law, and in each case including all amendments thereto and all rules and regulations promulgated thereunder and permits issued in connection therewith.

     "EPA" means the United States Environmental Protection Agency, or any successor thereto.

     "ERISA" means the Employee Retirement Income Security Act of 1974, all amendments thereto, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed to refer to any successor sections.

     "Event of Default" has the meaning assigned to that term in Article 8 of this Agreement.

     "GAAP" means generally accepted accounting principles applied on a consistent basis, in accordance with the Statement of Auditing Standards No. 69, "The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles in the Independent Auditor's Report" (SAS 69) or superseding pronouncements, issued by the Auditing Standards Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or in such other statements by such other entity as WFFPC may reasonably approve, which are applicable in the circumstances as of the date in question. The requirement that such principles be applied on a consistent basis shall mean that the accounting principles observed in a current period are comparable in all material respects to those applied in a preceding period, or, in the event of a material change in any accounting principle from that observed in any previous period (i) financial reports covering preceding periods during the term of this Agreement are restated to reflect such change and provide a consistent basis for comparison among periods and (ii) the financial covenants set forth in Section 6.4 shall be adjusted as determined by WFFPC to reflect similar performance standards as those measured by the existing covenants using the previously observed accounting principles.

     "Hazardous Substance" means any toxic, reactive, corrosive, carcinogenic, flammable or hazardous pollutant or other substance, including without limitation petroleum and items defined in Environmental Control Statutes as "hazardous substances," "hazardous wastes," "pollutants" or "contaminants."

     "Intangible Assets" means all assets of any person or entity which would be classified in accordance with GAAP as intangible assets, including without limitation (a) all franchises, licenses, permits, patents, applications, copyrights, trademarks, trade names, goodwill, experimental or organization expenses and other like intangibles, and (b) unamortized debt discount and expense and unamortized stock discount and expense.

     "Interest-Only Accounts" means those Receivables on which collections are applied entirely to interest and expense charges, with no portion thereof being required to reduce the principal balance on the loan prior to the stated maturity of such accounts.

     "LIBOR Rate" means the  one-month  "LIBOR" rate for any day as found in the
Wall  Street  Journal,   Interactive   Edition,  or  any  successor  edition  or
publication.

     "Lien" means any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, including without limitation any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security.

     "Loan" means the aggregate principal amount advanced by WFFPC to the Borrower pursuant to Section 2.1 of this Agreement, together with interest accrued thereon and fees and costs incurred in connection therewith.

     "Loan Availability" means the amount available for Advances under this Agreement on any date as determined in accordance with the Availability Statement submitted to WFFPC on such date in accordance with Section 3.3.

     "Local Authorities" means individually and collectively the state and local governmental authorities which govern the business and operations owned or conducted by the Borrower or any of them.

     "Note" means the promissory note to this Agreement of the Borrower in favor of WFFPC in substantially the form of Exhibit D to this Agreement, evidencing the obligation of the Borrower to repay the Loan, and any and all amendments, renewals, replacements or substitutions therefor.

     "Obligations" means each and every debt, liability and obligation of every type and description which the Borrower may now or at any time hereafter owe to WFFPC (whether such debt, liability or obligation now exists or is hereafter created or incurred, whether it arises in a transaction involving WFFPC alone or in a transaction involving other creditors of the Borrower, and whether it is direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or sole, joint, several or joint and several), and including specifically, but not limited to, all indebtedness of the Borrower arising under this Agreement, the Note, or any other loan or credit agreement between the Borrower and WFFPC, whether now in effect or hereafter entered into and including, without limitation, all Loans and Reimbursement Obligations.

     "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

     "Plan" means any employee benefit plan subject to the provisions of Title IV of ERISA which is maintained in whole or in part for employees of Borrower or any affiliate of Borrower.

     "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

     "Receivables" means all lien, title retention and security agreements, chattel mortgages, chattel paper, bailment leases, installment sale agreements, instruments, consumer finance paper and/or promissory notes securing and evidencing loans made, and/or time sale transactions acquired, by the Borrower.

     "Reportable Event" has the meaning assigned to that term in Section 4.13 of this Agreement.

     "Request for Advance" means the certificate in the form attached hereto as Exhibit A to be delivered by Borrower to WFFPC as a condition of each Advance pursuant to Section 2.7 hereof.

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

     "Restricted Payments" means payments by the Borrower which constitute (a) redemptions, repurchases, dividends or distributions of any kind with respect to Borrower's membership interest or any warrants, rights or options to purchase or otherwise acquire any shares of Borrower's membership interest or (b) payments of principal or interest on Subordinated Debt.

     "Schedule of Receivables and Assignment" means a schedule in the form of Exhibit E to this Agreement to be submitted by the Borrower to WFFPC pursuant to
Section 2.1 and Section 3.3 hereof, describing the Receivables assigned and pledged to WFFPC, for the benefit of WFFPC, on the date hereof and thereafter for the period to which such schedule relates and confirming the assignment and pledge of such Receivables.

     "Senior Debt" means all indebtedness of the Borrower not expressly subordinated or junior to any other indebtedness of Borrower.

     "Senior Debt to Capital Base Ratio" means the ratio of Senior Debt to Capital Base.

     "Subordinated Debt" means any indebtedness of the Borrower for borrowed money which has a maturity beyond 1 year after the date hereof and has an initial term of at least 1 year and which shall contain provisions subordinating the payment of such indebtedness and the liens and security interests securing such indebtedness to Senior Debt, in form, substance and extent acceptable to WFFPC, in its sole discretion.

     "Subordination Agreement" means, individually, and "Subordination Agreements" means, collectively, the Subordination Agreements substantially in the from of Exhibit F to this Agreement, that were executed and delivered to WFFPC by each holder of Subordinated Debt pursuant to Section 5.1(i) of the Finance Agreement dated as of September 14, 1998, as the same may be amended, modified, restated or extended from time to time.

     "Subsidiary" of any entity means any corporation of which such entity directly or indirectly owns or controls at least a majority of the outstanding stock having general voting power. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract, or otherwise.

     "Tangible Net Worth" means, at any date, the amount of the membership equity of the Borrower on a consolidated basis (but excluding the effect of intercompany transactions) minus, to the extent not otherwise excluded (i) the cost of membership units purchased or redeemed by the Borrower; (ii) the amount equal to the value shown on its books of Intangible Assets, including the excess paid for assets acquired over their respective book values on the books of the corporation from which acquired; and (iii) investments in and loans to members, directors, officers, employees, Subsidiaries and affiliated entities; and (iv) accounts and Receivables 180 days or more contractually delinquent.

     "Termination Date" means the earlier of (a) December 31, 2004, as such date may be extended from time to time in accordance with the provisions of Section
2.4 of this Agreement; or (b) the date on which the Commitment is terminated and the Loan becomes due and payable pursuant to Section 9.1.

     "Total Liabilities" means all liabilities of Borrower, as determined in accordance with GAAP.

     "WFFPC" means Wells Fargo Financial Preferred Capital, Inc., an Iowa corporation, and its respective successors and assigns.

     Section 1.2 Rules of Construction.

     (a) Accounting Term. Except as otherwise provided herein, financial and accounting terms used in the foregoing definitions or elsewhere in this Agreement shall be defined in accordance with GAAP.

     (b) Uniform Commercial Code. Except as otherwise provided herein, terms used in the foregoing definitions or elsewhere in this Agreement that are defined in the Uniform Commercial Code, including without limitation, "Accounts", "Documents", "Instruments", "General Intangibles", and "Chattel Paper" shall have the respective meanings described to such terms in the Uniform Commercial Code as in effect in the State of Iowa from time to time.

                                   ARTICLE 2
                          THE REVOLVING CREDIT FACILITY

     Section 2.1 The Loan. Until the Termination Date and subject to the terms and conditions of this Agreement, WFFPC shall, upon the prior application of the Borrower, from time to time, make Advances to the Borrower on or after the date of this Agreement, which the Borrower may repay and reborrow from time to time, in the maximum principal amount at any one time outstanding not to exceed the lesser of the amount of the Commitment or the Borrowing Base in effect as of the date of determination, as follows:

     (a) WFFPC shall establish on its books an account in the name of Borrower (the "Borrower's Loan Account"). A debit balance in the Borrower's Loan Account shall reflect the amount of the Borrower's indebtedness to WFFPC from time to time by reason of Advances and other appropriate charges (including, without limitation, interest charges) hereunder. At least once each month, WFFPC shall provide to the Borrower a statement of the Borrower's Loan Account which statement shall be considered correct except in the case of malfeasant error and accepted by the Borrower and conclusively binding upon the Borrower unless the Borrower notifies WFFPC to the contrary within 60 days of WFFPC's providing such statement to the Borrower.

     (b) The Borrower shall prepare a completed Availability Statement as of each month end and forward such statement to WFFPC by the 15th day of the following month.

     (c) Each Advance made hereunder shall, in accordance with GAAP, be entered as a debit to the Borrower's Loan Account, and shall be in a principal amount which, when aggregated with all other Advances then outstanding, shall not exceed the lesser of the then effective Borrowing Base or Commitment.

     (d) The Loan shall be due and payable to WFFPC on the Termination Date. Upon the occurrence of an Event of Default, WFFPC shall have rights and remedies available to it under Article 9 of this Agreement.

     Section 2.2 The Note. The indebtedness of the Borrower to WFFPC hereunder shall be evidenced by a Note executed by the Borrower in favor of WFFPC, which shall be substantially in the form of Exhibit D of this Agreement, dated the same date as this Agreement. Said Note shall be executed and delivered in substitution for and replacement of, but not in payment or satisfaction of, the Borrower's Secured Promissory Note, dated as of September 14, 1998, payable to the order of the Lender, in the stated principal amount of $60,000,000. The principal amount of the Note will be $60,000,000.00; provided, however, that notwithstanding the face amount of the Note, Borrower's liability under the Note shall be limited at all times to its actual indebtedness (principal, interest and fees) then outstanding and owing to WFFPC hereunder.

     Section 2.3 Method of Payment. The Borrower shall make all payments of principal and interest on the Note in lawful money of the United States; of America and in funds immediately available by wire transfer, to WFFPC at its address referred to in Section 10.3 of this Agreement or at such other address as WFFPC otherwise directs. Whenever any payment is due on a day, which is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and interest shall be paid for such extended time.

     Section 2.4 Extension and Adjustment of Termination Date. Upon the mutual agreement of all parties to this agreement, the Termination Date may be extended. Any extension to the Termination Date shall be in writing and executed by the authorized representatives of each party.

     Section 2.5 Use of Proceeds. Advances shall be used to finance the Borrower's portfolios of Consumer Purpose Loans which constitute Eligible Receivables.

     Section 2.6 Interest.

     (a) In the absence of an Event of Default or Default hereunder, and prior to maturity, the outstanding balance of the Loan will bear interest at an annual rate determined in accordance with the following formula:

          (i) Interest shall accrue at the Base Rate plus 2.85% during any calendar quarter immediately following the end of a quarter in which the Borrower's Senior Debt to Capital Base Ratio is less than 2.

          (ii) Interest shall accrue at the Base Rate plus 3.10% during any calendar quarter immediately following the end of a quarter in which the Borrower's Senior Debt to Capital Base Ratio equals or exceeds 2 but is
     3.25 or less.

          (iii) Interest shall accrue at the Base Rate plus 3.35% during any calendar quarter immediately following the end of a quarter in which the Borrower's Senior Debt to Capital Base Ratio exceeds 3.25.

Interest shall be payable monthly in arrears on the first day of each month commencing on the first such date after the first Advance under the Loan and continuing until the Commitment is terminated and Borrower's indebtedness thereunder is paid in full. Interest as provided hereunder will be calculated on the basis of a 360 day year and the actual number of days elapsed.

     The rate of interest provided for hereunder is subject to increase or decrease when and as the Base Rate increases or decreases in an amount corresponding to the change in the Base Rate. Any such change in interest rate hereunder shall take effect the first day of the month following a change in the Base Rate.

     (b) Notwithstanding the foregoing, upon the occurrence and during the continuance of an Event of Default or Default hereunder, including after maturity and before and after judgment, Borrower hereby agrees to pay to WFFPC interest on the outstanding principal balance of the Loan and, to the extent permitted by law, overdue interest with respect thereto, at the rate of 2.50% per annum above the rate otherwise applicable to the Loan.

     Section 2.7 Advances.

     (a) Borrower shall notify WFFPC in writing not later than 10:00 a.m., Des Moines, Iowa, time, on the date of each requested Advance under the Commitment, specifying the date, amount and purpose of the Advance. Such notice shall be in the form of the Request for Advance attached as Exhibit A, shall be certified by the President or Treasurer (or such other authorized person as Borrower directs from time to time) of Borrower and shall contain the following information and representations, which shall be deemed affirmed and true and correct as of the date of the requested Advance:

          (i) the aggregate amount of the requested Advance, which shall be in multiples of $25,000.00 but not less than the lesser of $25,000.00 or the unborrowed balance of the Commitment;

          (ii) confirmation of Borrower's compliance with Sections 2.1(c), 6.4 and 7.1 through 7.12 both immediately prior to and after making such Advance; and

          (iii) statements that the  representations and warranties set forth in
     Article 4 are true and correct as of the date of the Advance; no Event of Default or Default has occurred and is then continuing; and that there has been no material adverse change in Borrower's financial condition, operations or business since the date of the monthly and audited annual financial statements most recently delivered by Borrower to WFFPC pursuant to Sections 5.1(k) or 6.2 of this Agreement.

     (b) Subject to the satisfaction of the conditions set forth in Section 2.7(a) and 5.2, and the other terms of this Agreement, WFFPC shall make the requested Advance available to Borrower by wiring such amount to an account designated by Borrower and in Borrower's name, or as otherwise instructed by Borrower, not later than 5:00 p.m., Des Moines, Iowa, time on the day of the requested Advance.

     (c) Each request for an Advance pursuant to this Section 2.7 shall be irrevocable and binding on Borrower.

     Section 2.8 Prepay.

     (a) Optional Prepayments. Borrower may prepay the Loan from time to time, in full or in part not to exceed $100,000 without notice, and, in part, in excess of $100,000 upon 7 Business Day's prior notice to WFFPC without premium or penalty, provided that (i) in the event Borrower repays the Loan in full prior to the first anniversary of this Agreement, the Borrower shall pay a sum equal to 1% of the Commitment as a prepayment penalty; (ii) in the event Borrower repays the Loan in full after the first anniversary of the date of this Agreement and prior to the second anniversary of the date of this Agreement, the Borrower shall pay a sum equal to .25% of the Commitment as a prepayment penalty; (iii) if the Loan is prepaid in full at any time after the second anniversary of the date of this Agreement, the Borrower shall not incur a penalty for prepayment; (iv) prepayments shall be in a minimum amount of $10,000 and $10,000 increments in excess thereof; and (v) partial prepayments prior to the Termination Date shall not reduce WFFPC's Commitment under this Agreement and may be reborrowed, subject to the terms and conditions hereof for borrowing, and partial prepayments will be applied first to accrued interest and fees and then to outstanding Advances.

     (b) Mandatory Prepayments. In the event that amounts outstanding hereunder at any time exceed the Borrowing Base (whether established by an Availability Statement or otherwise) Borrower shall pay to WFFPC immediately and without demand or notice of any kind required, the amount by which Borrower's indebtedness hereunder exceeds the Borrowing Base then applicable, together with all accrued interest on the amount so paid and any fees and costs incurred in connection therewith.

     Section 2.9 Fees. Borrower shall pay to WFFPC, at WFFPC's offices, the following:

     (a) Administrative Fee. An administrative fee of $2,500.00 shall be due and payable monthly in arrears on the first day of each month during the term of this Agreement and continuing until the Commitment is terminated and Borrower's indebtedness thereunder is paid in full, in which event a monthly installment of the administrative fee shall be paid on the date of such termination.

     (b) Unused Line Fee. Borrower shall pay an unused line fee at the rate of 1/8th of 1% per annum (computed on the basis of a 360 day year and the actual number of days elapsed) on the average daily unused Commitment. Such fee shall be payable monthly in arrears on the first day of each month, and on the Termination Date, unless the Commitment is terminated on an earlier date, in which event the unused line fee shall be paid on the date of such termination.

                                   ARTICLE 3
                                    SECURITY

     Section 3.1 Security Interest. To secure the payment and performance of the Obligations, the Borrower hereby grants to WFFPC a continuing general Lien on and a continuing security interest in all of the Collateral, wherever located, whether now owned or hereafter acquired, existing or created, together with all replacements and substitutions therefor, and the cash and non-cash proceeds thereof. The Liens and security interests of WFFPC in the

Collateral shall be first and prior perfected Liens and security interests and may be retained by WFFPC until all of the Borrower's liabilities and obligations to WFFPC have been indefeasibly satisfied in full and the Commitment has expired or otherwise has been terminated.

     Section 3.2 Financing Statements. Before the execution of this Agreement, Borrower will have executed and delivered financing statements to WFFPC in form satisfactory to WFFPC sufficient to perfect WFFPC's security interest in the Collateral which can be perfected by filing a financing statement.

     Section 3.3 Documents to be Delivered to WFFPC. Concurrently with the execution and delivery of this Agreement and, thereafter, by the 15th day of each month for the prior month and at any other time as WFFPC may require, Borrower shall deliver to WFFPC an Availability Statement, a Schedule of Receivables and Assignment, an aging of Receivables and such other documentation as WFFPC may require; however, the security interest of WFFPC in the Collateral shall attach immediately upon the creation or acquisition thereof by Borrower, regardless of whether the same be then or thereafter delivered to WFFPC. All Receivables of Borrower shall be stamped and assigned to WFFPC as follows to evidence the assignment to WFFPC:

     The within instrument or agreement is pledged as collateral to Wells Fargo Financial Preferred Capital, Inc.

     Borrower shall: (a) deliver to the custodian under the Custodian Agreement, as the bailee and designee of WFFPC, or, upon the request of WFFPC, to WFFPC, the Collateral and all Documents, General Intangibles and Instruments relating to Collateral and, upon request of WFFPC, deliver to WFFPC or its designee any other property in which Borrower has granted WFFPC a security interest hereunder, including, but not limited to, all of Borrower's Books and Records including all computers, computer related equipment, tapes and software; and (b) execute and deliver to WFFPC, for the benefit of WFFPC, such assignments, mortgages, financing statements, amendments thereto and continuation statements thereof, in form satisfactory to WFFPC, and such additional agreements, documents or instruments as WFFPC may, from time to time, require to evidence, perfect and continue to perfect WFFPC's liens and security interests granted hereunder. For purposes of this Article 3, the parties hereto agree that, until the occurrence of a default or event of default under this agreement, WFFPC shall otherwise direct or designate, the custodian(s) under the Custodian Agreement or Agreements as from time to time in effect, shall be deemed to be the designee of WFFPC. WFFPC shall have the right, at any time following an event of default hereunder, to direct or redirect the delivery of all or any of the foregoing items to any other designee. WFFPC may in its sole discretion record or file any such document, instrument or agreement, including, without limitation, this Agreement, as it may from time to time deem desirable.

     Section 3.4 Collections. Notwithstanding the assignment (but not in any way to be deemed or construed to impair or affect the security interest granted hereunder) of the Receivables by Borrower to WFFPC, until notice to the contrary is provided to Borrower by WFFPC and after the occurrence of a Default or an Event of Default, Borrower may service, manage, enforce and receive Collections on Receivables for the account of WFFPC. The

Borrower shall have no power to make any unusual allowance or credit to any obligor without WFFPC's prior written consent.

     Upon notice by WFFPC at any time after the occurrence of a Default or Event of Default, WFFPC may require the Borrower to endorse and deposit all Collections within one Business Day of receipt thereof and in the original form received (except for the endorsement of Borrower, if necessary, to enable the collection of instruments for the payment of money, which endorsements Borrower hereby agrees to make) in such account maintained with such depository as WFFPC may from time to time specify, such account to limit withdrawals by the Borrower therefrom only to the order of WFFPC, but to permit withdrawals by WFFPC therefrom without the co-signature of Borrower. Any time after the occurrence of a Default or Event of Default WFFPC may also require Borrower to enter into an appropriate lock box agreement with WFFPC or another financial institution acceptable to WFFPC, in form and content acceptable to WFFPC, with respect to opening and maintaining a lock box arrangement for the Collections. Such lock box agreements shall be irrevocable so long as Borrower is indebted to WFFPC under this Agreement.

     Section 3.5 Additional Rights of WFFPC; Power of Attorney.

     (a) In addition to all the rights granted to WFFPC hereunder, WFFPC shall have the right, at any time following the occurrence and during the continuance of a Default or an Event of Default, to notify the obligors and account debtors of all Collateral to make payment thereon directly to WFFPC, and to take control of the cash and non-cash proceeds of such Collateral; provided, however, that once such notification is given to such obligors, it shall not be vitiated by a subsequent cure of such default without the prior written consent of WFFPC. When Collections received by WFFPC have been converted into cash form, WFFPC shall forthwith apply the same first in discharge of all expenses, fees, costs and charges including attorneys' fees and costs of Collections; second to pay all interest accrued under the Note and this Agreement; third to pay principal due under the Note and this Agreement; and then to pay any other sums due to WFFPC under the terms of this Agreement.

     (b) Borrower irrevocably appoints WFFPC its true and lawful attorney, with power of substitution, to act in the name of Borrower or in the name of WFFPC or otherwise, for the use and benefit of WFFPC, but at the cost and expense of Borrower, without notice to Borrower: to demand, collect, receipt for and give renewals, extensions, discharges and releases of any Receivables; to institute and to prosecute legal and equitable proceedings to realize upon any Receivables; to settle, compromise, or adjust claims; to take possession and control in any manner and in any place of any cash or non-cash items of payment or proceeds thereof; to endorse the name of Borrower upon any notes, checks, drafts, money orders, or other evidences of payment of Receivables; to sign Borrower's name on any instruments or documents relating to any of the Collateral or on drafts against account debtors; to do all other acts and things necessary, in WFFPC's sole judgment, to effect collection of the Receivables or protect its security interest in the Collateral; and generally to sell in whole or in part for cash, credit or property to others or to itself at any public or private sale, assign, make any agreement with respect to or otherwise deal with the Receivables as fully and completely as though WFFPC were the absolute owner thereof for all purposes, except to the extent limited by any applicable laws and subject to any requirement of notice to Borrower or other persons under applicable laws.

     (c) Borrower hereby agrees to indemnify and hold WFFPC harmless from and against any and all expenses, costs, liabilities or damages (including reasonable attorneys fees) sustained by WFFPC by reason of any misrepresentation, breach of warranty or breach of covenant by Borrower whether caused by Borrower or any obligor, or whether caused by any other person if Borrower knew of or reasonably should have known that facts, circumstances or information on which Borrower relied were false, incorrect or incomplete in any material respect, and also all court costs and all other expenses WFFPC incurs in enforcing or attempting to enforce payment of the Loan or any Receivables, in supervising the records and proper management and disposition of the Collection of Receivables or in prosecuting or defending any of WFFPC's rights under this Agreement.

                                   ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES


     Borrower represents and warrants and shall continue to represent and warrant to WFFPC until the Borrower's obligations to WFFPC hereunder have been satisfied in full and the Commitment has expired or otherwise has been terminated as follows:

     Section 4.1 Representations and Warranties as to Receivables.

     (a) As to the Receivables generally:

          (i) The Borrower or, where the Borrower was not the original lender, to the best of Borrower's knowledge, the original lender or seller had full power and authority to make the loans (or other extensions of credit) evidenced by the Receivables and all such Receivables and all Books and Records related thereto are genuine, based on enforceable contracts and are in all respects what they purport to be;

          (ii) All Receivables have been duly authorized, executed, delivered by the parties whose names appear thereon and are valid and enforceable in accordance with their terms; constitute Chattel Paper; any chattels described in any Receivable are and will be accurately described and are and will be in the possession of the parties granting the security interest therein; and (A) any applicable filing, recording or lien notation law with respect to any collateral securing a Receivable will have been complied with to the extent such filing or recording is necessary under applicable law to create or perfect Borrower's security interest in such collateral consistent with its present policy; or (B) Borrower shall have procured non-filing insurance from a reputable insurer in an amount not less than the value of the collateral securing such Receivables;

          (iii) The form and content of all Receivables and the security related thereto and the transactions from which they arose comply in all material respects (and in any event in all respects necessary to maintain and ensure the validity and enforceability of the Receivables) with any and all applicable laws, rules and regulations, including without limitation, the Consumer Finance Laws;

          (iv) The original amount and unpaid balance of each Receivable on the Borrower's Books and Records and on any statement or schedule delivered to WFFPC, including without limitation the Schedule of Receivables, is and will be the true and correct amount actually owing to Borrower as of the date each Receivable is pledged to WFFPC, is not subject to any claim of reduction, counterclaim, set-off, recoupment or any other claim, allowance or adjustment; and Borrower does not have any knowledge of any fact which would impair the validity or collectibility of any Receivables;

          (v) All security agreements, title retention instruments, mortgages and other documents and instruments which are security for Receivables contain a correct and sufficient description of the real or personal property covered thereby, and, subject to the rights of WFFPC hereunder and the interests of Borrower as holder of such security agreements, title retention instruments or mortgages or other documents or instruments, are or create first and prior perfected security interests and Liens;

          (vi) The Borrower has made an adequate credit investigation of the obligor of each Receivable and has determined that his or her credit is satisfactory and meets the standards generally observed by prudent finance companies and is in conformity in all material respects with Borrower's policies and standards; and

          (vii) The Borrower has good and valid indefeasible title to the Receivables, free and clear of all prior assignments, claims, liens, encumbrances and security interests, and has the right to pledge and grant WFFPC a first priority security interest in the same, in the manner provided in this Agreement.

     Section 4.2 Organization and Good Standing. Borrower is a limited liability company duly organized and validly existing under the laws of its state of organization and has the power and authority to engage in the business it conducts and is qualified and in good standing in those states wherein the nature of business or property owned by it requires such qualification, is not required to be qualified in any other state; or if not so qualified, no adverse effect would result therefrom.

     Section 4.3 Perfection of Security Interest. Upon filing of duly executed financing statements in all places as, in the opinion of counsel for the Borrower, are necessary to perfect the security interests granted in Article 3 of this Agreement, describing the Collateral and disclosing the Borrower as "Debtor" and WFFPC as "Secured Party," and stamping the legend required under
Section 3.3 of this Agreement on such Collateral, WFFPC will have a first perfected security interest in the Collateral superior in right of interest to purchasers from, or creditors or receivers or a trustee in Bankruptcy of, Borrower.

     Section 4.4 No Violations. The making and performance of the Credit Documents do not and will not violate any provisions of any law, rule, regulation, judgment, order, writ, decree, determination or award or breach any provisions of the articles of organization or other organizational documents of Borrower, or constitute a default or result in the creation or imposition of any security interest in, or lien or encumbrance upon, any assets of Borrower (immediately or with the passage of time or with the giving of notice and passage of time, or both) under any other contract, agreement, indenture or instrument to which Borrower is a party or by which Borrower or its property is bound and no failure of it to comply with any suit, law, rule, regulation, judgment, order, writ, decree, determination or award would have an adverse effect.

     Section 4.5 Power and Authority.

     (a) Borrower has full power and authority under the law of the state of its organization and under its articles of organization, management agreement and other organizational documents to enter into, execute and deliver and perform the Credit Documents; to borrow monies hereunder, to incur the obligations herein provided for and to pledge and grant to WFFPC a security interest in the Collateral; and

     (b) All actions (organizational or otherwise) necessary or appropriate for Borrower's execution, delivery and performance of the Credit Documents have been taken.

     Section 4.6 Validity of Agreements. Each of the Credit Documents is, or when delivered to WFFPC will be, duly executed and constitute valid and legally binding obligations of Borrower enforceable against Borrower in accordance with their respective terms.

     Section 4.7 Litigation. There is no order, notice, claim, action, suit, litigation, proceeding or investigation pending or, threatened against or affecting Borrower, whether or not fully covered by insurance, except as identified and described on Exhibit G of this Agreement.

     Section 4.8 Compliance. Borrower is in compliance in all material respects with all applicable laws and regulations, federal, state and local (including all Consumer Finance Laws and those administered by the Local Authorities), material to the conduct of its business and operations; Borrower possesses all the franchises, permits, licenses, certificates of compliance and approval and grants of authority necessary or required in the conduct of its business and, except as may be described on Exhibit G, the same are valid, binding, enforceable and subsisting without any defaults thereunder or enforceable adverse limitations thereon, and are not subject to any proceedings or claims opposing the issuance, development or use thereof or contesting the validity thereof; and no approvals, waivers or consents, governmental (federal, state or local) or non-governmental, under the terms of contracts or otherwise, are required by reason of or in connection with Borrower's execution and performance of the Credit Documents.

     Section 4.9 Accuracy of Information; Full Disclosure.

     (a) All financial statements, including any related schedules and notes appended thereto, delivered and to be delivered to WFFPC pursuant to this Agreement have been or will be prepared in accordance with GAAP and do and will fairly present the financial condition of Borrower and its consolidated Subsidiaries, if any, on the dates thereof and results of operations for the periods covered thereby and discloses all liabilities (including contingent liabilities) of any kind of the Borrower. WFFPC acknowledges receipt of the annual financial statements with respect to the fiscal year ended December 31, 2000.

     (b) Since the date of the most recent financial statements furnished to WFFPC, there has not been any adverse change in the financial condition, business or operations of the Borrower.

     (c) All financial statements and other statements, documents and information furnished by the Borrower to WFFPC in connection with this Agreement and the Note and the transactions contemplated hereunder do not and will not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading. Borrower has disclosed to WFFPC in writing any and all facts which materially and adversely affect the business, properties, operations or condition, financial or otherwise, of the Borrower, or the Borrower's ability to perform its obligations under this Agreement and the Note.

     Section 4.10 Taxes. Borrower has filed and will file all tax returns which are required to be filed and has paid or will pay when due all taxes, license and other fees with respect to the Collateral and the business of Borrower except taxes contested in good faith for which adequate reserves have been established by Borrower on its Books and Records.

     Section  4.11   Indebtedness.   Borrower   has  no  presently   outstanding
indebtedness or obligations including contingent obligations and obligations under leases of property from others, except the indebtedness and obligations described in Exhibit G of this Agreement and in Borrower's financial statements which have been furnished to WFFPC from time to time pursuant to Section 6.2 of this Agreement.

     Section 4.12 Investments. Borrower has no direct or indirect Subsidiaries or Affiliates, or investments in or loans to any other individuals or business entities (other than Consumer Purpose Loans), except as described in Exhibit G of this Agreement.

     Section 4.13 ERISA. Borrower and any Subsidiary, and each member of the controlled group of corporations (as such term "controlled group of corporations" is defined in Section 1563 of the Internal Revenue Code of 1986, as amended) of which Borrower is a member, is in compliance in all material respects with all applicable provisions of ERISA and the regulations promulgated thereunder. No reportable event, as such term (hereinafter called a "Reportable Event") is defined in Title IV of ERISA, has occurred with respect to, nor has there been terminated, any Plan maintained for employees of Borrower or any Subsidiary or any member of the controlled group of corporations of which Borrower is a member.

     Section 4.14 Hazardous Wastes. Substances and Petroleum Products.

     (a) Borrower (i) has received all permits and filed all notifications necessary to carry on its respective business; and (ii) is in compliance in all respects with all Environmental Control Statutes.

     (b) Borrower has not given any written or oral notice to the Environmental Protection Agency ("EPA") or any state or local agency with regard to any actual or imminently threatened removal, spill, release or discharge of hazardous or toxic wastes, substances or petroleum products or properties owned or leased by Borrower or in connection with the conduct of its business and operations.

     (c) Borrower has not received notice that it is potentially responsible for costs of clean-up of any actual or imminently threatened spill, release or discharge of hazardous or toxic wastes or substances or petroleum products pursuant to any Environmental Control Statute.

     Section 4.15 Solvency. Borrower is, and after receipt and application of the first Advance will be, solvent such that (a) the fair value of its assets (including without limitation the fair salable value of Borrower's Intangible Assets) is greater than the total amount of its liabilities, including without limitation, contingent liabilities, (b) the present fair salable value of its assets (including without limitation the fair salable value of its Intangible Asset) is not less than the amount that will be required to pay the probable liability on its debts as they become absolute and matured, and (c) it is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business. Borrower does not intend to, or believe that it will, incur debts or liabilities beyond its ability to pay as such debts and liabilities mature, and is not engaged in a business or transaction, or about to engage in a business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice and industry in which it is engaged. For purposes of this Section 4.15, in computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that reasonably can be expected to become an actual matured liability.

     Section 4.16  Business  Location.  Borrower's  address set forth in Section
10.3 hereof is the location of Borrower's principal place of business and such address, together with the addresses set forth on Exhibit H of this Agreement, is the only location where Borrower keeps its records concerning the Collateral. The location of all other places of business of the Borrower and the names in which Borrower conducts business at each such location are set forth in Exhibit I to this Agreement.

     Section 4.17 Membership Units. All of the units of membership of Borrower are owned as described on Exhibit G to this Agreement, and all such membership units are fully paid and non-assessable.

     Section 4.18 No Extension of Credit for Securities. Borrower is not, nor will it be, engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying or trading in any margin stocks or margin securities (within the meaning of Regulations G, U and X of the Board of Governors of the Federal Reserve System) or other securities, and no part of the proceeds of the Loan hereunder has been or will be applied for the purpose of purchasing or carrying or trading in any such stock or securities or of refinancing any credit previously extended, or of extending credit to others, for the purpose of purchasing or carrying any such margin stock, margin securities or other securities in contravention of such Regulations.

                                   ARTICLE 5
                               CONDITIONS TO LOAN

     Section 5.1 Documents to be Delivered to WFFPC Prior to First Advance. Prior to the first Advance, Borrower shall deliver or caused to be delivered to
WFFPC:

     (a) Credit Documents. This Agreement, the Note and all other Credit Documents duly and properly executed by the parties thereto;

     (b) Uniform Commercial Code Termination Statements by Existing Lender. Borrower's existing lenders (other than WFFPC) shall have executed and delivered
(a) Uniform Commercial Code termination statements and other documentation evidencing the termination of its Liens and security interests in the Collateral, (b) written agreements that upon receipt of proceeds of the Advances such lender will deliver Uniform Commercial Code termination statements and other documentation evidencing the termination of the Liens and security interests in the Collateral or (c) Subordination Agreements with respect to existing indebtedness which is to continue in existence as Subordinated Debt, all in a form and substance satisfactory to WFFPC in its sole discretion;

     (c) Organizational Documents. A copy of Borrower's (i) organizational documents, certified as of a recent date by the secretary of state of the state of organization of the Borrower, and (ii) operating agreement and all amendments thereto, certified as of a recent date by Borrower's secretary; together with certificates of good standing, existence or fact in Borrower's state of organization and in each jurisdiction in which Borrower is qualified to do business;

     (d) Authorization Documents. A certified copy of resolutions of Borrower's Managers authorizing the execution, delivery and performance of the Note, this Agreement and all other Credit Documents, the pledge of the Collateral to WFFPC as security for the Loan made hereunder and the borrowing evidenced by the Note and designating the appropriate officers to execute and deliver the Credit Documents;

     (e) Incumbency Certificates. A certificate of Borrower's secretary (or other appropriate officer) as to the incumbency and signatures of officers of Borrower signing this Agreement, the Note and other Credit Documents;

     (f) Opinion of Counsel. WFFPC shall have received a written opinion of Borrower's counsel addressed to WFFPC in form and substance satisfactory to WFFPC in its sole discretion;

     (g) Officer's Certificate. A certificate, dated the date of this Agreement, signed by the President of Borrower, to the effect that (i) all representations and warranties set forth in this Agreement are true and correct as of the date hereof in all material respects and (ii) no Default or Event of Default hereunder has occurred, Borrower's seal, if any, being affixed to such certificate and Borrower's secretary attesting thereto;

     (h) Financing Statements and Collateral Documents.

          (i) the financing statements, amendments thereto, and other documents required by Sections 3.2 and 3.3; and

          (ii) the Custodian Agreement(s) referenced in Section 3.3.

     (i) Subordination Documents. The Subordination Agreement(s) duly executed by each holder of Subordinated Debt, together with copies of the documents, instruments and writings evidencing such Subordinated Debt;

     (j) Due Diligence. Completion of WFFPC's due diligence, including a collateral audit, with results satisfactory to WFFPC;

     (k) Financial Information. A copy of each of the reports required pursuant to Section 6.2 of this Agreement for the period most recently ended prior to the date hereof;

     (l) Availability Statement. A completed Availability Statement required under Section 2.1(b) of this Agreement;

     (m) Request for Advance.  A completed  Request for Advance  required  under
Section 2.7(a) of this Agreement;

     (n) Insurance. Evidence of insurance issued by a reputable carrier with respect to Borrower's fire, casualty, liability, and other insurance covering its Property, and any key owner/operator insurance.

     (o) Searches. Uniform Commercial Code, tax, judgment, PBGC and EPA searches against Borrower in those offices and jurisdictions as WFFPC shall reasonably request which shall show that no financing statement, liens, or assignments or other filings have been filed or remain in effect against the Borrower or any Collateral except for those Liens, financing statements, assignments or other filings with respect to which the secured party or existing lender (i) has delivered to WFFPC Uniform Commercial Code termination statements or other documentation evidencing the termination of its Liens and security interests in Collateral, (ii) has agreed in writing to release or terminate its Lien and security interest in Collateral upon receipt of proceeds of the Advances or
(iii) has delivered a Subordination Agreement to WFFPC with respect to its Lien and security interest in the Collateral, all in a form and substance satisfactory to WFFPC in its sole discretion.

     (p) Other Documents. Such additional documents as WFFPC reasonably may request.

     Section 5.2 Conditions to all Advances. The obligation of WFFPC to make each subsequent Advance hereunder pursuant to Section 2.1 is conditioned upon
(a) the Borrower's satisfaction of each of the conditions specified in Sections 2.1, 3.2, 3.3 and 5.1, (b) the continuing accuracy of the representations and warranties made by the Borrower under this Agreement, (c) the absence, after giving effect to such Advance and the receipt of the proceeds thereof and the retirement of any indebtedness then being retired out of the proceeds of such

Advance, of any Default or Event of Default; and (d) Borrower's continued compliance with the requirements of Section 6.3 (with respect to audit of Collateral).

                                   ARTICLE 6
                        BORROWER'S AFFIRMATIVE COVENANTS

     In addition to the covenants contained in Article 3 and 4 of this Agreement relating to the Collateral, until all Obligations have been satisfied in full and the Commitment has expired or otherwise has been terminated, Borrower covenants and agrees as follows:

     Section 6.1 Borrower's Place of Business and Books and Records. Borrower will promptly advise WFFPC in writing of (a) the establishment of any new places of business by Borrower and of the discontinuance of any existing places of business of Borrower; (b) the creation of any new Subsidiaries or affiliated entities and (c) the acquisition and or use of any trade name or trade style.

     Section 6.2 Reporting-Requirements. Borrower will deliver to WFFPC:

     (a) within 18 days after the end of each month, company prepared financial statements of Borrower's business for such previous month, consisting of a balance sheet, income statement, and consolidating schedules as of the end of such month, all in reasonable detail, prepared in accordance with GAAP consistently applied, subject to year-end adjustments;

     (b) within 90 days after the close of each fiscal year, commencing with the fiscal year ending December 31, 2000, consolidated financial statements of Borrower and its consolidated Subsidiaries for the fiscal year then ended consisting of a balance sheet, income statement and statement of cash flow of Borrower and its consolidated Subsidiaries as of the end of such fiscal year, all in reasonable detail, including all supporting schedules and footnotes, prepared in accordance with GAAP consistently applied, and shall be certified without qualification by an independent certified public accountant selected by Borrower and acceptable to WFFPC and accompanied by the unqualified opinion of such accountant; and cause WFFPC to be furnished (i) at the time of the completion of the annual audit, a certificate signed by such accountants to the effect that to the best of their knowledge there exists no violation of any of the financial covenants contained in Section 6.4 hereof and that nothing has come to their attention in the performance of the audit process that would lead such accountants to conclude that there exists a breach or violation of any other provision of this Agreement or the happening of any Event of Default or Default hereunder; and (ii) at the time of completion thereof, a copy of any management letter for Borrower and its consolidated Subsidiaries prepared by such certified public accounting firm.

     (c) the documents required to be furnished pursuant to Section 3.3 of this Agreement;

     (d) within 18 days after the end of each month, for the month then ending, reports in form and substance satisfactory to WFFPC, as required pursuant to
Section 3.3, setting forth an aging of Receivables, Schedule of Receivables and Assignment and an Availability Statement;

     (e) within 90 days after the end of each calendar year, financial statements for each Guarantor, in form and substance satisfactory to WFFPC;

     (f) upon request of WFFPC, copies of Borrower's income tax returns, including any schedules attached thereto, filed with the Internal Revenue Service; and

     (g) books and records consisting of data tape information promptly after request therefor by WFFPC.

     Section 6.3 Borrower's Books and Records. The Borrower will keep accurate and complete Books and Records concerning the Collateral and all transactions with respect thereto consistent with sound business practices and will comply with WFFPC's reasonable requirements, from time to time in effect, including those concerning the submission of reports on all items of Collateral including those which are deemed to be delinquent. The form of delinquency reports, the frequency with which such reports shall be submitted to WFFPC (which in any case shall be no less frequently than monthly) and the standards for determining which Collateral transactions are deemed delinquent for this purpose, shall at all times be satisfactory to WFFPC. WFFPC shall have the right at any time and from time to time during regular business hours to inspect, audit, and copy the Books and Records of Borrower and inspect and audit any Collateral.

     Section 6.4 Financial Covenants. At all times Borrower shall maintain the following financial covenants (based on consolidated financial statements of Borrower and its consolidated Subsidiaries unless otherwise indicated):

     (a) EBITDA Ratio. Maintain, as of the end of each fiscal year, an EBITDA Ratio of not less than 1.25 to 1.0.

     (b) Senior Debt to Capital Base. Maintain at all times a Senior Debt to Capital Base Ratio of not more than 4.75 to 1.0.

     (c) Allowance for Loan Losses. Maintain at all times the aggregate value of its Allowance for Loan Losses, as calculated in accordance with GAAP, in an amount not less than the greater of (a) 7% of the total net outstanding Receivables or (b) net outstanding Receivables multiplied by the rolling twelve month ratio of net charge-offs to average net Receivables outstanding during such twelve month period or (c) an amount pursuant to the recommendation of the independent certified public accountant auditing the Borrower's financial statements.

     (d) Minimum Tangible Net Worth. Maintain a Minimum Tangible Net Worth of $5,500,000.00 from the date of this Agreement until December 3l, 2001, a Minimum Tangible Net Worth of $6,000,000.00 from January 1, 2002 until December 31, 2002 and a Minimum Tangible Net Worth of $6,500,000.00 from January l, 2003 until December 31, 2003.

     (e) Charge-off Policy. Accounts must be charged-off when they become 180 days or more delinquent on a contractual aging basis and 60 days or more recently delinquent.

     Section 6.5 Compliance With Applicable Law.

     (a) All Receivables shall comply in all material respects with all applicable federal, state and local laws, rules, regulations, proclamations, statutes, orders and interpretations at the time when WFFPC obtains any interest therein pursuant to this Agreement.

     (b) Borrower shall comply in all respects with all local, state and federal laws and regulations applicable to its business including without limitation the Consumer Finance Laws, Environmental Control Statutes, and all laws and regulations of the Local Authorities, and the provisions and requirements of all franchises, permits, certificates of compliance and approval issued by regulatory authorities and other like grants of authority held by Borrower; and notify WFFPC immediately (and in detail) of any actual or alleged failure to comply with or perform, breach, violation or default under any such laws or regulations or under the terms of any of such franchises or licenses, grants of authority, or of the occurrence or existence of any facts or circumstances which with the passage of time, the giving of notice or otherwise could create such a breach, violation or default or could occasion the termination of any of such franchises or grants of authority.

     (c) With respect to the Environmental Control Statutes, Borrower shall notify WFFPC when, in connection with the conduct of Borrower's business or operations, any person (including, without limitation, EPA or any state or local agency) provides oral or written notification to Borrower or any Subsidiary with regard to an actual or imminently threatened removal, spill, release or discharge of hazardous or toxic wastes, substances or petroleum products; and notify WFFPC immediately (and in detail) upon the receipt by Borrower of an assertion of liability under the Environmental Control Statutes, of any actual or alleged failure to comply with or perform, breach, violation or default under any such statutes or regulations or of the occurrence or existence of any facts, events or circumstances which with the passage of time, the giving of notice, or both, could create such a breach, violation or default.

     Section 6.6 Notice of Default. Borrower will promptly notify WFFPC of the occurrence of any Default or Event of Default hereunder or under the Note or of any fact, condition or event which, with the giving of notice, passage of time, or both, would become a Default or an Event of Default.

     Section 6.7 Corporate Existence. Properties. Borrower will (a) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and comply with all laws applicable to it; (b) maintain, preserve and protect all franchises, licenses and trade names and preserve all the remainder of its property used or useful in the conduct of its business; and (c) maintain in effect insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as shall be consistent with prudent business practices in the industry and furnish to WFFPC from time to time, upon their request therefor, evidence of same.

     Section 6.8 Payment of Indebtedness; Taxes. Borrower will (a) pay all of its indebtedness and obligations promptly and in accordance with normal terms; and (b) pay and discharge or cause to be paid and discharged promptly all taxes, assessments, and governmental charges or levies imposed upon it or upon its income and profits, or upon any of its property, real, personal or mixed, or upon any part thereof, before the same shall become in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided, however, that the Borrower shall not be required to pay and discharge or to cause to be paid and discharged any such indebtedness, tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and the Borrower shall have set aside on its books adequate reserves (as may be required in accordance with GAAP) with respect to any such indebtedness, tax, assessment, charge, levy or claim, so contested.

     Section 6.9 Notice Regarding Any Plan. Borrower shall furnish to WFFPC:

     (a) as soon as possible, and in any event within 10 days after any senior officer of Borrower knows or has reason to know that any Reportable Event has occurred with respect to any Plan maintained in whole or in part for the employees of Borrower or any of its Subsidiaries, a statement of the President or Treasurer of Borrower setting forth details as to such Reportable Event and the action which is proposed to be taken with respect thereto, together with a copy of the notice of such Reportable Event given to the Pension Benefit Guaranty Corporation; and

     (b) promptly after receipt thereof, a copy of any notice which Borrower may receive from the Pension Benefit Guaranty Corporation relating to the intention of Borrower to terminate any Plan maintained in whole or in part for the benefit of employees of any Borrower or any of its Subsidiaries or to appoint a trustee to administer any such Plan.

     Section 6.10 Other Information. From time to time upon request of WFFPC, Borrower will furnish to WFFPC such additional information and reports regarding the Collateral and the operations, businesses, affairs, prospects and financial condition of Borrower and its Subsidiaries as WFFPC may request.

     Section 6.11 Litigation. Borrower will promptly notify WFFPC of any litigation or action instituted or, to Borrower's knowledge, threatened against Borrower or any of its Subsidiaries and of the entry of any judgment or lien against any property of Borrower in an amount of $50,000 or more as to any separate action, litigation, judgment or lien instituted, threatened or entered or in an aggregate amount of $200,000 or more as to all actions, litigation, judgment, or liens instituted, threatened or entered.

     Section 6.12 Business Location. Borrower shall notify WFFPC: (a) at least 30 days prior to: (i) any proposed change in its principal place of business;
(ii) any  additional  places of business of  Borrower or any  Subsidiaries;  and
(iii) the names in which Borrower or any Subsidiary conducts business at each such location; and (b) at least one Business Day prior to any proposed change in or additional custodians under any Custodian Agreement (which change in or additional custodian shall be acceptable to WFFPC in its sole discretion). Upon request of WFFPC, Borrower will execute and deliver such additional financing statements, amendments thereto, Custodian Agreement(s) or amendments thereto and such other additional documents, instruments and writings, and take such other action as WFFPC shall request to obtain, maintain or continue its perfected and first priority Lien on and security interest in the Collateral.

     Section 6.13 Operations. Borrower shall maintain satisfactory credit underwriting and operating standards, including, with respect to each obligor of each Receivable, the completion of an adequate investigation of such obligor and a determination that the credit history and anticipated performance of such obligor is and will be satisfactory and meets the standards generally observed by prudent finance companies.

                                   ARTICLE 7
                               NEGATIVE COVENANTS

     Borrower covenants and agrees with WFFPC that until all Obligations have been satisfied in full and the Commitment has expired or otherwise has been terminated, Borrower will not do any of the following without the prior written consent of WFFPC, which consent shall not be unreasonably withheld:

     Section 7.1 Payments to and Transactions with Affiliates. (a) Make any loan, advance, extension of credit or payment to any Affiliate, officer, employee, member or manager of Borrower or any Affiliate or (b) enter into any other transaction, including, without limitation, the purchase, sale, lease or exchange of property, or the rendering or any service, to or with any Affiliate or any member, officer, or employee of Borrower or any Affiliate except for other transactions with or services rendered to any Affiliate of the Borrower in the ordinary course of business and pursuant to the reasonable requirements of the business of such Affiliate and upon terms found by the managers of the Borrower to be fair and reasonable and no Less favorable to the Borrower than would obtain in a comparable arms' length transaction with a person or entity not affiliated with or employed by the Borrower; provided, however, that Borrower may in any event pay reasonable compensation and reimbursement of expenses to any such employee or officer in the ordinary course of Borrower's business consistent and commensurate with industry custom and practice for the services provided by such person.

     Section 7.2 Restricted Payments. Make any Restricted Payment, except that the Borrower may (a) make distributions to its members in amounts equal to the state and federal income taxes owed by such member in respect of taxable income of the Borrower and (b) make payments of principal of and interest on Subordinated Debt, provided immediately prior to and after giving effect to any distribution or payment no Default or Event of Default shall exist.

     Section 7.3 Indebtedness. Borrow any monies or create any Debt except: (a) borrowings from WFFPC hereunder; (b) Subordinated Debt; (c) trade indebtedness in the normal and ordinary course of business for value received; and (d) indebtedness and obligations incurred to purchase or lease fixed or capital assets.

     Section 7.4 Guaranties. Guarantee or assume or agree to become liable in any way, either directly or indirectly, for any additional indebtedness or liability of others except to endorse checks or drafts in the ordinary course of business.

     Section 7.5 Nature of Business. Engage in any business other than the business in which Borrower currently is engaged or make any material change in the nature of the financings which Borrower extends, including without limiting the generality of the foregoing, matters relating to size, type, term, nature and dollar amount.

     Section 7.6 Negative Pledge. Assign, discount, pledge, sell, grant a Lien in or otherwise dispose of or encumber any Receivables or the Collateral except as contemplated by this Agreement.

     Section 7.7 Investments and Acquisitions. Make any investments in any other firm, entity or corporation; or enter into any new business activities or ventures not related to Borrower's business existing as of the date of this Agreement; or create or form any Subsidiary of the Borrower.

     Section 7.8 Compliance with Formula. Permit the aggregate amount of all Advances outstanding at any time to exceed the Borrowing Base.

     Section 7.9 Mergers, Sales, Divestitures. Acquire all or substantially all of the assets or shares of stock of or other equity interest in any entity, be a party to any consolidation or merger or sell, transfer or otherwise dispose of any Collateral or all or any substantial part of its Property.

     Section 7.10 Use of Proceeds. Use the proceeds of any loan or advance made by WFFPC hereunder for purposes other than in connection with the Borrower's consumer lending activities.

     Section 7.11 Ownership and Management. Allow Borrower to be owned and controlled directly or indirectly by any person or entity other than the members and senior management that own and control Borrower as of the date of this Agreement.

     Section 7.12 Amendment to Subordinated Debt. Amend or permit the amendment of the documents and instruments evidencing Subordinated Debt or make any prepayment on account of such Subordinated Debt which is not otherwise allowed to be made under the subordination provisions applicable to such Subordinated Debt.

                                   ARTICLE 8
                                EVENTS OF DEFAULT

     Each of the following events shall constitute an Event of Default under this Agreement:

     Section 8.1 Failure to Make Payments. The failure of Borrower to make any payment of principal or interest under the Note or this Agreement or any other payment hereunder or in respect of any other Obligation within 10 days of the date when due.

     Section 8.2 Information. Representations and Warranties. Any financial statement, written information furnished or representation or warranty, certificates, document or instrument made or given by Borrower herein or furnished  in  connection  herewith  shall be false,  misleading  or  incorrect;
provided, however, that with respect to clerical or administrative errors in, Borrower shall have 10 days following the earlier of (a) the date on which Borrower had or should have had actual knowledge of such error, or (b) the date on which Borrower was required to report the same to WFFPC pursuant to the applicable provisions of this Agreement, in which to correct such error to WFFPC's reasonable satisfaction.

     Section 8.3 Financial and Negative Covenants. The failure of the Borrower to observe, perform or comply with any of the covenants set forth in Sections
6.4 or 7.1 through 7.12 of this Agreement, which failure has not been cured to WFFPC's reasonable satisfaction within 5 days after the earlier of (a) the date on which Borrower had or should have had actual knowledge of such failure or (b) the date on which Borrower was required to report the same to WFFPC pursuant to the applicable provisions of this Agreement or (c) the date on which WFFPC gave notice to Borrower of such failure.

     Section 8.4 Covenants and Agreements. The failure of the Borrower to observe, perform or comply with any other covenant, warranty, agreement or provision of the Note or this Agreement or any other Credit Document, which failure has not been cured to WFFPC's reasonable satisfaction within 15 days after the earlier of (a) the date on which Borrower had or should have had knowledge of such failure, or (b) the date on which WFFPC gave notice to the Borrower of such default.

     Section 8.5 Collateral. At any time after the grant to WFFPC of a security interest in or Lien upon any Collateral, WFFPC's interest therein shall for any reason cease to be a valid and subsisting first priority Lien in favor of WFFPC and/or a valid and perfected first priority security interest in and to the Collateral purported to be covered thereby having the priority set forth therein.

     Section 8.6 Defaults Under Other Agreements. Any default by the Borrower under any other agreement to which Borrower is a party and with respect to which the amount claimed exceeds $50,000, singly or in the aggregate, not cured to WFFPC's reasonable satisfaction on or before the earlier of (a) the date 5 days after Borrower had or should have had knowledge of such default, or (b) the date on which the applicable indebtedness in excess of $100,000, singly or in the aggregate, of Borrower is accelerated or rights of Borrower are terminated.

     Section 8.7 Certain Events. The occurrence of any of the following with respect to Borrower:

     (a) Voluntary Proceedings. It shall (i) apply for or consent to the appointment of a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) be generally not paying its debts as such debts become due as defined in the United States Bankruptcy Code, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the Bankruptcy Code, (v) fail to controvert in a timely or appropriate manner, or acquiesce in writing to, any petition filed against it in any involuntary case under the Bankruptcy Code, or (vi) take any corporate action for the purpose of effecting any of the foregoing.

     (b) Involuntary Proceeding. A proceeding or case shall be commenced against it without its application or consent in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, dissolution, winding up, or composition or readjustment of debts, of it, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like for it or of all or any substantial part of its assets, or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case shall continue undismissed or unstayed and in effect, for a period of 45 days, or an order for relief against it shall be entered in an involuntary case under the Bankruptcy Code.

     (c) Reportable and Other Events. (i) The occurrence of any Reportable Event which either WFFPC determines in good faith constitutes ground for the termination of any Plan by the Pension Benefit Guaranty Corporation ("PBGC") or for the appointment by the United States District Court of a trustee to administer any Plan; (ii) the institution by the PBGC of proceedings to terminate any Plan; or (iii) the failure of Borrower, or any Subsidiary to meet the minimum funding standards established in Section 412 of the Internal Revenue Code of 1986, as amended.

     (d) Change in Ownership or Control. Borrower shall be owned or controlled directly or indirectly by any person or entity other than the members that own or control Borrower as of the date of this Agreement or senior management of Borrower as of the date of this Agreement.

     Section 8.8 Possession of Collateral. A judgment creditor of Borrower shall take possession or file proceedings to attempt to take possession of any of the Collateral by any means including without limitation, by levy, distraint, replevin, self-help, seizure or attachment.

     Section 8.9 Credit Documents. An event of default (however defined) shall occur under any Credit Document or under any other security agreement, mortgage, deed of trust, assignment or other instrument or agreement securing or supporting any obligation of the Borrower under this Agreement or under the Note.

                                   ARTICLE 9
                          REMEDIES OF WFFPC AND WAIVER

     Section 9.1 WFFPC's Remedies. Immediately upon the occurrence of any Event of Default specified in this Agreement, the obligation of WFFPC to make Advances shall terminate and WFFPC may declare the Loan made pursuant to this Agreement and any other Obligation, together with all accrued interest, immediately due and payable without presentment, notice of dishonor, protest or further notice of any kind, all of which Borrower hereby expressly waives. Upon such occurrence and/or declaration, WFFPC shall have, in addition to the rights and remedies given to it by the Note and this Agreement and the other Credit Documents, all the rights and remedies of a secured party as provided in the Iowa Uniform Commercial Code (regardless of whether such Code has been adopted in the jurisdiction where such rights and remedies are asserted) and without limiting the generality of the foregoing, and without demand of performance and without other notice (except as specifically required by the Note or this Agreement or the documents executed in connection herewith) or demand whatever to the Borrower all of which are hereby expressly waived, WFFPC may, in addition to all the rights conferred upon it by law, exercise one or more of the following rights successively or concurrently: (a) to take possession of the Collateral, or any evidence thereof, proceeding without judicial process or by judicial process (without a prior hearing or notice thereof, which the Borrower hereby expressly waives), (b) to lawfully dispose of the whole or any part of the

Receivables or any Collateral, or any other Property, instrument or document pledged as security for any Obligation at public or private sale, without advertisement or demand upon the Borrower, or upon any obligor of Receivables, the Collateral, or any other security, the same being hereby waived, except to the extent otherwise required by law, with the right on the part of WFFPC or their respective nominees to become the purchaser thereof as provided by law absolutely freed and discharged from any equity of redemption, and all trusts and other claims whatsoever; (c) after deduction of all reasonable legal and other costs and expenses permitted by law, including attorneys' fees, to apply the Collateral or all or any portion of proceeds thereof on account of, or to hold as a reserve against, all Borrower's Obligations; and (d) to exercise any other rights and remedies available to it by law or agreement. Any remainder of the proceeds after satisfaction in full of the Borrower's Obligations shall be distributed as required by applicable law. Notice of any sale or disposition of Collateral shall be given to Borrower at least 10 Business Days before any intended public sale or the time after which any intended private sale or other disposition of the Collateral is to be made, which Borrower agrees shall be reasonable notice of such sale or other disposition. Notwithstanding the foregoing, upon the occurrence of an Event of Default described in Section 8.7(a) or (b) hereof, the Loan made pursuant to this Agreement and all other Obligations, together with all accrued interest, shall be immediately due and payable in full without presentment, demand, or protest or notice of any kind, all of which Borrower hereby expressly waives.

     Section 9.2 Waiver and Release by the Borrower. To the extent permitted by applicable law, Borrower: (a) waives (i) presentment and protest of the Notes and this Agreement or any Receivables held by WFFPC on which Borrower is any way liable and (ii) notice and opportunity to be heard, after acceleration in the manner provided in Article 9 of this Agreement, before exercise by WFFPC of the remedies of self-help or set-off permitted by law or by any agreement with Borrower, and except where required hereby or by law, notice of any other action taken by WFFPC; and (b) releases WFFPC and its respective officers, attorneys, agents and employees from all claims for loss or damage caused by any act or omission on the part of WFFPC or its respective officers, attorneys, agents and employees, except willful misconduct or gross negligence.

     Section 9.3 No Waiver. Neither the failure nor any delay on the part of WFFPC to exercise any right, power or privilege under the Note or this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other further exercise of any right, power or privilege.

                                   ARTICLE 10
                                  MISCELLANEOUS

     Section 10.1 Indemnification and Release Provisions. Borrower hereby agrees to defend WFFPC and its directors, officers, agents, employees and attorneys from, and hold each of them harmless against, any and all losses, liabilities (including without limitation settlement costs and amounts, transfer taxes, documentary taxes, or assessments or charges made by any governmental authority), claims, damages, interests, judgments, costs, or expenses, including without limitation fees and disbursements of attorneys, incurred by any of them arising out of or in connection with or by reason of this Agreement, the making of the Loan or any Collateral, or any other Credit Document, including without limitation, any and all losses, liabilities, claims, damages, interests, judgments, costs or expenses relating to or arising under any Consumer Finance Laws or Environmental Control Statute or the application of any such statute to Borrower's properties or assets. Borrower hereby releases WFFPC and its respective directors, officers, agents, employees and attorneys from any and all claims for loss, damages, costs or expenses caused or alleged to be caused by any act or omission on the part of any of them, other than such loss, damage cost or expense which has been determined by a court of competent jurisdiction to have been caused by the gross negligence or willful misconduct of WFFPC. All obligations provided for in this
Section 10.1 shall survive any termination of this Agreement or the Commitment and the repayment of the Loan.

     Section 10.2 Amendments and Applicable Law. Unless otherwise set forth in this Agreement, no amendment or waiver of any provision of this Agreement nor consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be in writing and signed by WFFPC. This Agreement and all documents given in connection herewith shall be construed in accordance with the laws of the State of Iowa.

     Section 10.3 Notices. All communications provided for hereunder shall be in writing and shall be deemed to have been delivered, when delivered in person, or 3 days after having been sent by certified mail, postage pre-paid, return receipt requested, by 1 day after having been sent by reliable overnight courier or by telecopier, as follows:

         If to WFFPC:



                  Wells Fargo Financial Preferred Capital, Inc.
                  206 Eighth Street
                  Des Moines, Iowa 50309
                  (515) 557-7416
                  (800) 569-5016
                  FAX (515) 557-8215



         If to the Borrower:



                  Coastal Credit Company, L.L.C.
                  Att. William E. McKnight, President
                  3852 Virginia Beach Blvd.
                  Virginia Beach, VA 23452
                  (757) 340-6000
                  FAX (757) 340-3716

or to such other address as any party shall specify to the other party in writing in accordance with this Section 10.3.

     Section 10.4 Termination and Release. This Agreement shall not terminate until all amounts due under the Note, this Agreement and any other Credit Document and other Obligations, together with all interest and costs due, shall have been indefeasible paid in full and the Commitment has expired or otherwise has been terminated. Upon such termination and payment, the Collateral securing the Loan, the Note, this Agreement and the other Obligations shall be released from the provisions of this Agreement and any right, title and interest of WFFPC in or to the same shall cease.
Thereafter, WFFPC agrees to deliver to the Borrower such documents as the Borrower may reasonably request to release of record any security interest or lien of WFFPC in the Collateral.

     Section 10.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

     Section 10.6 Costs, Expenses and Taxes. Borrower agrees to pay immediately upon demand therefor, all legal fees and out-of-pocket expenses of WFFPC related to the preparation, negotiation, documentation, execution, filing or delivery of this Agreement or any other Credit Document and any and all waivers, amendments or modifications of any of the Credit Documents or any of the terms and provisions thereof and, following any Default or Event of Default hereunder, any and all audits and required inspections permitted under this Agreement or any other Credit Document. Borrower shall also pay immediately upon demand therefor all fees (including without limitation, legal fees), costs and other expenses incurred in connection with collection of the Loan, the maintenance or preservation of the security interest in the Collateral, the sale, disposition or other realization on the Collateral, or the enforcement of WFFPC's rights hereunder or under any Credit Document. In addition, Borrower agrees to pay any and all stamp and other taxes or filing fees payable or determined to be payable in connection with the execution and delivery of the Note and this Agreement, the Collateral and other documents to be delivered hereunder, and agrees to save WFFPC harmless from and against any and all liabilities with respect to or resulting from any delay in payment or omission to pay such taxes.

     Section 10.7 Successors and Assigns. This Agreement shall bind and inure to the benefit of each signatory, its successors and assigns, provided, however, that Borrower may not make an assignment of this Agreement without the prior written consent of WFFPC.

     Section 10.8 Effectiveness of Agreement. Anything to the contrary in this Agreement notwithstanding, the provisions hereof shall not be effective until this Agreement is: (a) duly executed, and delivered by authorized officers of Borrower to WFFPC office in Des Moines, Iowa; and (b) duly signed by an authorized officer of WFFPC.

     Section 10.9 JURISDICTION AND VENUE. IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY CREDIT DOCUMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER, BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN ANY COUNTY IN THE STATE OF IOWA WHERE WFFPC MAINTAINS AN OFFICE AND AGREES NOT TO RAISE ANY OBJECTION TO SUCH JURISDICTION OR TO THE LAYING OR MAINTAINING OF THE VENUE OF ANY SUCH PROCEEDING IN SUCH COUNTY. BORROWER AGREES THAT SERVICE OF PROCESS IN ANY SUCH PROCEEDING MAY BE DULY EFFECTED UPON IT BY MAILING A COPY THEREOF, BY REGISTERED MAIL, POSTAGE PREPAID, TO BORROWER.

     Section 10.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY CREDIT DOCUMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR WFFPC TO ENTER INTO THIS AGREEMENT.

     Section 10.11 REVIEW BY COUNSEL. BORROWER ACKNOWLEDGES THAT IT HAS HAD THE ASSISTANCE OF COUNSEL IN THE REVIEW AND EXECUTION OF THIS AGREEMENT AND, SPECIFICALLY, SECTIONS 10.9 AND 10.10 HEREOF, AND FURTHER ACKNOWLEDGES THAT THE MEANING AND EFFECT OF THE FOREGOING WAIVER OF JURISDICTION AND VENUE OBJECTION AND JURY TRIAL HAVE BEEN FULLY EXPLAINED TO BORROWER BY ITS COUNSEL.

     Section 10.12 [Intentionally Omitted]

     Section 10.13 Acknowledgment of Receipt. The Borrower acknowledges receipt of a copy of this Agreement, the Note, each Credit Document and each other document and agreement executed by the Borrower in connection with the Agreement or the Obligations.

     Section 10.14 Rule of Construction. This Agreement merely amends, and does not supersede, the Finance Agreement dated as of September 14, 1998. This Agreement and the Finance Agreement dated as of September 14, 1998 shall be construed together, and the Finance agreement dated as of September 14, 1998 shall remain in full force and effect except to the extent that its terms are inconsistent with the express terms of this Agreement, in which instances the Finance Agreement dated as of September 14, 1998 shall be deemed amended so as to conform with the terms of this Agreement.

     IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their proper and duly authorized officers, upon the date first above written.

                                         COASTAL CREDIT, L.L.C.


                                         By: /s/ William E. McKnight
                                            ------------------------------------
                                         Name:    William E. McKnight
                                         Title:   President

ATTEST:                                  WELLS FARGO FINANCIAL
                                         PREFERRED CAPITAL, INC.


By:      /s/ Tom Murphy                  By:      /s/ Russ Cross
   -------------------------------          --------------------------------
Name:    Tom Murphy                      Name:    Russ Cross
Title:   Vice President                  Title:   President

EXHIBITS

  Exhibit A:    Form of Advance Request
  Exhibit B:    Form of Availability Statement
  Exhibit C:    Form of Custodian Agreement
  Exhibit D:    Form of Promissory Note
  Exhibit E:    Form of Schedule of Receivables and Assignment
  Exhibit F:    Form of Subordination Agreement
  Exhibit G:    Form of Disclosure Pursuant to Representations and Warranties
  Exhibit H:    Locations of Borrower's Collateral Records
  Exhibit I:    All other locations of Borrower and Borrower's names